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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan and 1993 Non-Employee Directors' Equity Incentive Plan of Questcor Pharmaceuticals, Inc. (formerly Cypros Pharmaceuticals Corporation) of our report dated August 23, 1999, with respect to the consolidated financial statements of Questcor Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1999 filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


Palo Alto, California
February 14, 2000